Exhibit 32.1



              CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350
                 (Section 906 Of The Sarbanes-Oxley Act Of 2002)

     In connection with the Quarterly Report on Form 10-QSB of The Saint James Company. (the "Company") for the six-month interim period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruce Anthony Cosgrove, President & Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 13, 2008       By:    /s/ Bruce Anthony Cosgrove
                                      --------------------------
                                          Bruce Anthony Cosgrove

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.